UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

GAMES & ESPORTS EXPERIENCE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41113	98-1592885
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

7381 La Tijera Blvd. P.O. Box 452118 Los Angeles, California	90045
(Address of principal executive offices)	(Zip Code)

(213) 266-7674
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GEEXU	The Nasdaq Global Market
Class A Ordinary Shares	GEEX	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GEEXW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 7, 2021, Games & Esports Experience Acquisition Corp., a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”), which included 2,500,000 Units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each Unit consists of one Class A ordinary share of the Company, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant of the Company (the “Public Warrants”), with each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-260852) (the “Registration Statement”) related to the IPO, which was declared effective by the staff of the U.S. Securities and Exchange Commission on December 1, 2021:

•	an Underwriting Agreement, dated December 1, 2021, among the Company and, J.P. Morgan Securities LLC, and William Blair & Company, L.L.C., as the underwriters (the “Underwriting Agreement”);

•	a Warrant Agreement, dated December 1, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”);

•	a Letter Agreement, dated December 1, 2021, among the Company and its officers, directors, advisors and GEEX Sponsor, LLC, the Company’s sponsor (the “Sponsor”) (the “Letter Agreement”);

•	an Investment Management Trust Agreement, dated December 1, 2021 between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”);

•	a Registration Rights Agreement, dated December 1, 2021, between the Company, the Sponsor and certain other security-holders of the Company (the “Registration Rights Agreement”);

•	a Private Placement Warrants Purchase Agreement, dated December 1, 2021, between the Company and the Sponsor (the “Private Placement Warrants Purchase Agreement”); and

•	the form of Indemnity Agreement, dated December 1, 2021, between the Company and each of its officers and directors (the “Indemnity Agreement”).

The Underwriting Agreement, the Warrant Agreement, the Letter Agreement, the Trust Agreement, the Registration Rights Agreement, the Private Placement Warrants Purchase Agreement and the form of Indemnity Agreement are included as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, hereto, and each of such exhibits is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Simultaneously with the closing of the IPO on December 7, 2021, pursuant to the terms of the Private Placement Warrants Purchase Agreement, the Company completed the private sale to the Sponsor of an aggregate of $11,250,000 warrants to purchase one Class A Ordinary Share (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant (the “Private Placement”), generating gross proceeds to the Company of $11,250,000. The Private Placement Warrants are identical to the Public Warrants included as part of the Units sold in the IPO, except that (i) the Private Placement Warrants are subject to certain transfer restrictions until 30 days following the consummation of the Company’s initial business combination; (ii) so long as they are held by the Sponsor or its permitted transferees, the Private Placement Warrants are not redeemable and may be exercised on a cashless basis, subject to certain limited exceptions described in the Registration Statement; and (iii) the holders thereof are entitled to certain registration rights. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the IPO, on December 1, 2021, Margaret C. Whitman and Steven A. Cohen were appointed to the board of directors of the Company (the “Board”). In addition, pursuant to the Amended and Restated Memorandum and Articles of Association of the Company and resolutions adopted by the Board, the Board was classified and the term of office of each of the directors shall expire as follows: Class I, with a term expiring at the 2022 annual general meeting – Steven A. Cohen; Class II, with a term expiring at the 2023 annual general meeting – Margaret C. Whitman; and Class III, with a term expiring at the 2024 annual general meeting – Ari Segal and Tomi Kovanen.

The Board has determined that each of Ms. Whitman and Mr. Cohen is an independent director under the requirements of the Nasdaq listing standards and under the Securities Exchange Act of 1934 (“Exchange Act”), and has determined that Ms. Whitman and Mr. Cohen each qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Effective as of December 1, 2021, Ms. Whitman and Mr. Cohen were appointed as member of the both the Audit Committee and Compensation Committee of the Board, with Mr. Cohen serving as chair of both committees.

On December 1, 2021, each director and officer of the Company entered into the Letter Agreement, the Registration Rights Agreement and an Indemnity Agreement with the Company. The foregoing descriptions of the Letter Agreement, the Registration Rights Agreement and form of Indemnity Agreement do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement, the Registration Rights Agreement and form of Indemnity Agreement, copies of which are attached as Exhibits 10.1, 10.3 and 10.5, respectively, and are incorporated by reference herein.

In May 2021, the Sponsor transferred 32,500 of the Company’s Class B ordinary shares to each of Messrs. Segal, Kovanen, and Cohen and Ms. Whitman and 10,000 Class B ordinary shares to each of Stephen A. Kaplan and Yuri Uchiyama, advisors to the Company, at the same price originally paid by the Sponsor for such shares. The Company will reimburse the directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors. Other than the foregoing, none of the Company’s directors is a party to any arrangement or understanding with any person pursuant to which he or she was appointed as a director, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the IPO, on December 1, 2021, the Company adopted its Amended and Restated Memorandum and Articles of Association, which became effective on December 1, 2021. The terms of the Amended and Restated Memorandum and Articles of Association of the Company are set forth in the Registration Statement and are incorporated by reference herein. A copy of the Amended and Restated Memorandum and Articles of Association of the Company is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

A total of $205.0 million, comprised of $196.0 million of the net proceeds from the IPO (which amount includes $7.0 million of the underwriters’ deferred discount) and $9.0 million of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes obligations (less up to $100,000 of interest to pay dissolution expenses), the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any of the Class A Ordinary Shares included in the Units sold in the IPO (the “public shares”) properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (a) to modify the substance or timing of the Company’s obligation to provide for the redemption of the public shares in connection with any proposed initial business combination or to redeem 100% of the public shares if the Company does not complete its initial business combination within 15 months (or up to 24 months if the period of time to consummate an initial business combination is extended pursuant to the terms of the Amended and Restated Memorandum and Articles of Association) (such period, the “completion window”) from the closing of the IPO or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the public shares if the Company is unable to complete its initial business combination within the completion window, subject to applicable law.

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On December 2, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On December 7, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated December 1, 2021, among the Company, J.P. Morgan Securities LLC, and William Blair & Company, L.L.C., as the underwriters.

3.1	Amended and Restated Memorandum and Articles of Association, dated December 1, 2021, of the Company.

4.1	Warrant Agreement, dated December 1, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

10.1	Letter Agreement, dated December 1, 2021, among the Company and its officers, directors, advisors and the Sponsor.

10.2	Investment Management Trust Agreement, dated December 1, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee.

10.3	Registration Rights Agreement, dated December 1, 2021, among the Company, the Sponsor and certain other security holders of the Company.

10.4	Private Placement Warrants Purchase Agreement, dated December 1, 2021, between the Company and the Sponsor.

10.5	Form of Indemnity Agreement, dated December 1, 2021, between the Company and each of its officers and directors.

99.1	Press Release, dated December 2, 2021.

99.2	Press Release, dated December 7, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Games & Esports Experience Acquisition Corp.

	By:	/s/ Ari Segal
	Name:	Ari Segal
	Title:	Chief Executive Officer

Date: December 7, 2021

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